EXHIBIT 10.57

FIRST AMENDMENT TO MASTER REPURCHASE AGREEMENT
AND SECURITIES CONTRACT

    FIRT AMENDMENT TO MASTER REPURCHASE AGREEMENT AND SECURITIES CONTRACT, dated as of December 6, 2022 (this “Amendment”), is made by and between MUFG BANK, LTD., NEW YORK BRANCH, a Japanese banking corporation acting through its New York Branch, as buyer (together with its permitted successors and/or assigns, “Buyer”), and PARLEX 18 FINCO, LLC, a Delaware limited liability company, as seller (“Seller”).

W I T N E S S E T H:
WHEREAS, Seller and Buyer entered into that certain Master Repurchase Agreement and Securities Contract, dated as of February 11, 2022 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Master Repurchase Agreement”); and
WHEREAS, Seller and Buyer wish to modify certain terms and provisions of the Master Repurchase Agreement.
NOW THEREFORE, in consideration of the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
1.Amendment to Master Repurchase Agreement. The parties hereto hereby agree that, as of the date hereof (the “First Amendment Effective Date”), the Master Repurchase Agreement is hereby amended as follows:
(a)The following definition in Section 2 of the Master Repurchase Agreement is hereby deleted in its entirety and replaced with the following:
“Availability Period” shall mean the two year period from the Closing Date to the second anniversary of the Closing Date (as such period may be extended pursuant to Section 3(d) of this Agreement).
2.Conditions Precedent. This Amendment shall become effective as of the First Amendment Effective Date, subject to the satisfaction of the following conditions precedent:
(a)Delivered Documents. On the First Amendment Effective Date, Buyer shall have received the following documents, each of which shall be satisfactory to Buyer in form and substance:
(i)this Amendment, executed and delivered by the duly authorized officers, as applicable, of Buyer and Seller; and
(ii)such other documents as Buyer or counsel to Buyer may reasonably request.
(b)Fees and Expenses. Seller has paid all fees and expenses (including the reasonable fees and expenses of counsel to Buyer) due and payable to Buyer under the Program Documents.

3.Seller Representations. Seller hereby represents and warrants that:
(a)no Default or Event of Default exists, and no Default or Event of Default will occur as a result of the execution, delivery and performance by Seller of this Amendment; and
(b)all representations and warranties contained in the Master Repurchase Agreement are true, correct, complete and accurate in all respects (except to the extent such representations and warranties are made as of a particular date and except for any exceptions to the representations and warranties in Exhibits G(A), G(B) and G(C) of the Master Repurchase Agreement disclosed to and approved by Buyer).
4.Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Master Repurchase Agreement.
5.Continuing Effect. As amended by this Amendment, all terms, covenants and provisions of the Master Repurchase Agreement, are ratified and confirmed and shall remain in full force and effect. This Amendment shall not constitute a novation of the Master Repurchase Agreement or any other Program Document but shall constitute a modification thereof. In addition, any and all guaranties and indemnities for the benefit of Buyer (including, without limitation, the Guaranty) and agreements subordinating rights and liens to the rights and liens of Buyer, are hereby ratified and confirmed and shall not be released, diminished, impaired, reduced or adversely affected by this Amendment, and each party indemnifying Buyer, and each party subordinating any right or lien to the rights and liens of Buyer, hereby consents, acknowledges and agrees to the modifications set forth in this Amendment and waives any common law, equitable, statutory or other rights which such party might otherwise have as a result of or in connection with this Amendment.
6.Binding Effect; No Partnership; Counterparts. The provisions of the Master Repurchase Agreement, as amended hereby, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between any of the parties hereto. For the purpose of facilitating the execution of this Amendment as herein provided, this Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and such counterparts when taken together shall constitute but one and the same instrument. Facsimile, documents executed, scanned and transmitted electronically and electronic signatures shall be deemed original signatures for purposes of this Amendment and all matters related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Amendment, any addendum or any other document necessary for the consummation of the transaction contemplated by this Amendment may be accepted, executed or agreed to through the use of an electronic signature in accordance with the Electronic Signatures in Global and National Commerce Act, Title 15, United States Code, Sections 7001 et seq., the Uniform Electronic Transaction Act and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto.
7.Further Agreements. Seller agrees to execute and deliver such additional documents, instruments or agreements as may be reasonably requested by Buyer and as may be necessary or appropriate from time to time to effectuate the purposes of this Amendment.
8.Governing Law. The provisions of Section 20 of the Master Repurchase Agreement are incorporated herein by reference.

9.Headings. The headings of the sections and subsections of this Amendment are for convenience of reference only and shall not be considered a part hereof nor shall they be deemed to limit or otherwise affect any of the terms or provisions hereof.
10.References to Program Documents. All references to the Master Repurchase Agreement in any Program Document, or in any other document executed or delivered in connection therewith shall, from and after the execution and delivery of this Amendment, be deemed a reference to the Master Repurchase Agreement as amended hereby, unless the context expressly requires otherwise.
11.No Waiver.  The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Buyer under the Master Repurchase Agreement or any other Program Document, nor constitute a waiver of any provision of the Master Repurchase Agreement or any other Program Document by any of the parties hereto.

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    IN WITNESS WHEREOF, the parties have executed this Amendment as of the day first written above.

SELLER:

PARLEX 18 FINCO, LLC

By: /s/Anthony F. Marone
Name: Anthony F. Marone, Jr.
Title: Chief Financial Officer,
Treasurer and Assistant
Secretary

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BUYER:

MUFG BANK LTD., NEW YORK BRANCH

By: /s/Ilir Telegrafi
Name: Ilir Telegrafi
Title: Director